Exhibit 99.1

Contact:	Investor Relations
212-810-3333
ahr-info@blackrock.com

Anthracite Capital Reports GAAP Loss of $(0.51) Per Share

and Operating Earnings of $0.03 Per Share

New York - November 10, 2009 - Anthracite Capital, Inc. (NYSE:AHR) (the “Company” or “Anthracite”) reported net loss available to common stockholders for the third quarter of 2009 of $(0.51) per share, compared to $(0.03) per share for the same three-month period in 2008. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis. Prior year amounts have been restated for the adoption of recently issued guidance related to accounting for convertible debt instruments).

Operating Earnings (defined below) for the third quarters of 2009 and 2008 were $0.03 and $0.32 per share, respectively. Operating Earnings is a non-GAAP measure. Table 1, provided below, reconciles Operating Earnings per share to diluted net income (loss) per share available to common stockholders.

Update on Financial Condition

Given the circumstances described below, substantial doubt continues to exist about the Company’s ability to continue as a going concern.

As of September 30, 2009, the Company had $297 of unrestricted cash and cash equivalents, compared with $9,686 at December 31, 2008. As described in further detail below, the Company failed to meet amortization payment requirements under its secured facilities with Bank of America, Deutsche Bank and Morgan Stanley (the “secured bank facilities”) and has until December 29, 2009 to cure such shortfall (as of November 1, 2009, over $1,315) or an event of default will occur. During the cure period, all the cash flows from the Company’s assets are being diverted to a cash management account for the benefit of the Company’s secured bank lenders subject to limited exceptions approved by them.

The Company did not make interest payments due on October 30, 2009 (approximately $1,554) on three series of its senior notes. Under the indentures governing these notes, the failure to make an interest payment is subject to a 30-day cure period before constituting an event of default. Unless the secured bank lenders allow the Company to access some of the cash flow currently being diverted into the cash management account or the holders of these notes agree to a refinancing or agree to waive the defaults, the Company will not be able to make interest payments on these notes and events of default will occur on November 30, 2009. An event of default under these notes, absent a waiver, would trigger cross-default and cross-acceleration provisions in the Company’s secured bank facilities and its credit facility with BlackRock Holdco 2, Inc. (“Holdco 2”) and, if any such debt were accelerated, would trigger a cross-acceleration provision in the Company’s convertible notes indenture. If acceleration were to occur, the Company would not have sufficient liquid assets available to repay such indebtedness and, unless the Company was able to obtain additional capital resources or waivers, the Company would be unable to continue to fund its operations or continue its business.

In addition, for the quarter ended September 30, 2009, the Company is in breach of a covenant in its secured bank facilities that requires the Company’s operating earnings (as defined in the applicable secured bank facility) not be less than a specified amount at quarter end. Unless waived, this breach could lead to an event of default and acceleration and lead to the consequences described in the preceding paragraph. The Company also continues to be in breach of the covenant in its secured facility with Holdco 2 that requires the Company to immediately repay outstanding borrowings under the facility to the extent outstanding borrowings exceed 60% of the fair market value (as determined by the Company’s manager, BlackRock Financial Management, Inc. (the “Manager”)) of the shares of common stock of Carbon Capital II, Inc. (“Carbon II”) securing such facility. In March 2009, Holdco 2 waived the Company’s failure to repay borrowings in accordance with this covenant until April 1, 2009 and subsequently extended this waiver until January 22, 2010.

Based on the Company’s current liquidity situation, the Company continues to seek ways to refinance or restructure its indebtedness and is focused on negotiations with its secured bank lenders and unsecured noteholders to cure or obtain a waiver for missed interest payment and amortization payment defaults and covenant breaches.

Effect of Market Conditions on the Company’s Business

Although the capital markets have shown recent signs of stabilizing after a prolonged economic downturn and credit crisis, the Company’s assets linked to the U.S. and non-U.S. commercial real estate finance markets continue to be adversely affected as the market value of commercial real estate assets has not recovered and delinquencies have risen significantly for CMBS and commercial real estate loans. These adverse effects include:

•

Adverse impact on liquidity. As a result of a continued rise in delinquencies for commercial real estate loans and CMBS during 2009, the Company’s cash flow has been materially and adversely affected. This negative trend has continued into the fourth quarter of 2009 and the Company believes this negative trend will continue into the foreseeable future. As a result of the decline in the cash flows from the Company’s assets, the Company was unable to make the full September 30, 2009 amortization payments required under its secured bank facilities for two of its three lenders. Pursuant to amendments to its secured bank facilities which closed in May 2009, the Company is required to make payments to reduce the principal balances under the facilities by certain specified amounts as of the end of each quarter, commencing for the quarter ended September 30, 2009. The Company was only able to make the full required amortization payment under its facility with Morgan Stanley. In addition, separate and apart from the aforementioned amortization payment obligations, the Company was unable to make the entire amount of a monthly $1,250 amortization payment under its facility with Morgan Stanley due October 31, 2009. The Company has 90 days after the end of any applicable quarter to cure such aggregate amortization payment shortfall or an event of default will occur. During the cure period, all the cash flows from the Company’s assets are being diverted to a cash management account for the benefit of the Company’s secured bank lenders subject to limited exceptions approved by the secured bank lenders. In the event the secured bank lenders do not allow the Company access to the diverted cash flows, the Company will not be able to make payments due on its unsecured debt and will be unable to pay general and administrative expenses. As a result, the Company may default on its obligations under its unsecured debt and be unable to continue as a going concern. In addition, the Company’s current projections show that, even if the Company cures the aggregate amortization payment shortfall by December 29, 2009 (i.e., within the 90-day period), the Company will not be able to make the required amortization payments for the quarter ended December 31, 2009. In such event, the Company would need to cure such shortfall by March 31, 2010 to avoid an event of default.

•

Negative operating results during the nine months ended September 30, 2009 and the year ended December 31, 2008. For the nine months ended September 30, 2009, the Company incurred a net loss available to common stockholders of $(132,508) driven primarily by significant net realized and unrealized losses, the incurrence of a $(98,999) provision for loan losses and a significant decline in interest income due to rising delinquencies on the Company’s CMBS and commercial real estate loans. For the year ended December 31, 2008, the Company incurred a net loss available to common stockholders of $(258,050), driven primarily by significant net realized and unrealized losses, the incurrence of a $(165,928) provision for loan losses and a loss from equity investments of ($53,630).

•

Substantial doubt about the ability to continue as a going concern. Substantial doubt continues to exist about the Company’s current ability to continue as a going concern. The Company’s independent registered public accounting firm issued an opinion on the Company’s December 31, 2008 consolidated financial statements that stated the consolidated financial statements were prepared assuming the Company will continue as a going concern and further stated that the Company’s liquidity position, current market conditions and the uncertainty relating to the outcome of the Company’s then ongoing negotiations with its secured bank lenders raised substantial doubt about the Company’s ability to continue as a going concern.

•

Elimination of dividends. The Company’s Board of Directors (the “Board of Directors”) has not declared any dividend on the Company’s common stock or the Company’s preferred stock during 2009. The Board of Directors anticipates that the Company will only pay cash dividends on its preferred and common stock, if such cash is available, to the extent necessary to maintain its REIT status until the Company’s liquidity position has improved and subject to restrictions in the Company’s debt instruments.

•

NYSE Listing. On September 15, 2009, the Company was notified by the New York Stock Exchange, Inc. (the “NYSE”) that the average per share price of the Company’s common stock was below the NYSE’s continued listing standard that requires that the average closing price of listed common stock be no less than $1.00 per share over a consecutive 30 trading-day period (the “Price Condition”). The Company notified the NYSE that it intends to cure the Price Condition deficiency by effecting a reverse stock split, subject to stockholder approval. The notice provides that the Company must obtain stockholder approval by no later than its next annual meeting (scheduled on May 18, 2010) and must implement the reverse stock split promptly thereafter. If the Company has not cured the Price Condition deficiency by that date, the common stock will be subject to suspension and delisting by the NYSE, which would result in defaults under certain of the Company’s debt instruments. The exact ratio of the reverse stock split will be determined based on the facts and circumstances at a later date.

Completed Initiatives to Restructure Debt

Since May 2009, the Company, in addition to amending its secured bank facilities in May 2009, restructured a significant portion of its unsecured debt and thereby reduced its near-term interest expense.

Equity-for-Debt Exchanges

From May through September 2009, the Company completed a number of equity-for-debt exchanges with holders of its 11.75% Convertible Senior Notes due 2027 (the “convertible notes”) pursuant to which the Company acquired and canceled over half of the outstanding amount of convertible notes. In these exchanges, the Company issued an aggregate of 14,997,000 shares of its common stock for $40,981 aggregate principal amount of convertible notes. Holders in these exchanges generally released the Company from paying them any accrued and unpaid interest on the exchanged convertible notes.

As of November 1, 2009, $39,019 aggregate principal amount of convertible notes remained outstanding.

Junior Subordinated Debt Exchanges

From May through October 2009, the Company restructured all of its junior subordinated debt, comprised of trust preferred securities of its subsidiary capital trusts or related obligations and euro-denominated junior subordinated notes, as described below.

In May 2009 and July 2009, the Company completed exchanges with holders of $160,000 aggregate liquidation amount of trust preferred securities of its three subsidiary capital trusts and holders of €50,000 aggregate principal amount of the Company’s euro-denominated junior subordinated notes. The Company issued new notes with a significantly reduced initial interest rate (0.75% per year) for up to four years (the “junior debt modification period”) and with a higher principal amount (125% of the principal or liquidation amount of the securities exchanged).

In October 2009, the Company and the holder of $15,000 aggregate liquidation amount of trust preferred securities agreed to amend those securities in accordance with the terms of the May 2009 and July 2009 new notes.

Holders in these exchanges permitted the Company to retrospectively apply the significantly reduced initial interest rate to the most recently completed interest period for which payment had not been previously made.

After the junior debt modification period, the interest rates of the new notes and trust preferred securities return to the original, higher rates of the securities for which they were exchanged or from which they were amended. In addition, during the junior debt modification period, the Company will be subject to limitations on its ability to pay cash dividends on its common or preferred stock or redeem, purchase or acquire any equity interests, and to become liable for new debt other than trade debt or similar debt incurred in the ordinary course of business and debt in exchange for or to provide the funds necessary to repurchase, redeem, refinance or satisfy the Company’s existing secured and senior unsecured debt (collectively, the “new junior debt covenants”). In addition, during the junior debt modification period, the cure period for a default in the payment of interest when due is three days. The new notes and trust preferred securities otherwise generally have the same terms, including maturity dates, as the securities for which they were exchanged or from which they were amended.

Senior Notes Exchanges

In October 2009, the Company restructured $64,500 aggregate principal amount of its 7.22% Senior Notes due 2016, 7.20% Senior Notes due 2016 and 7.772%-to-Floating Rate Senior Notes due 2017. The senior notes exchanges were similar in structure to the junior subordinated debt exchanges. The Company issued new notes with a significantly reduced initial interest rate (1.25% per year) for up to four years (the “senior notes modification period”) and with a higher principal amount (120% of the principal amount of the notes exchanged).

Holders in these exchanges permitted the Company to retrospectively apply the significantly reduced initial interest rate to the most recently completed interest period.

After the senior notes modification period, the interest rates of the new notes return to the original, higher rates of the notes for which they were exchanged. In addition, during the senior notes modification period, pursuant to the applicable indentures, the Company is subject to new covenants similar to the new junior debt covenants and additional covenants. In addition, during the senior notes modification period, the cure period for a default in the payment of interest when due is three days. The new notes otherwise generally have the same terms, including maturity dates, as the notes for which they were exchanged.

As of November 1, 2009, $13,750 aggregate principal amount of the Company’s 7.22% Senior Notes due 2016, $18,750 aggregate principal amount of its 7.20% Senior Notes due 2016, $28,000 aggregate principal amount of its 7.772%-to-Floating Rate Senior Notes due 2017, and the entire $37,500 aggregate principal amount of its 8.1275%-to-Floating Rate Senior Notes due 2017 are outstanding and have not been restructured.

Projected Cash Interest Payment Savings during Modification Period

The Company estimates that the effect of the combined unsecured restructurings and exchanges will result in cash savings of over $22,000 per year during the period that the lower coupons are in effect, excluding the impact of certain one-time fees paid in connection with the completion of the restructurings and exchanges. The Company intends to use cash from these savings to reduce indebtedness under its secured bank facilities.

Short-form registration statements

The failure to file in a timely manner all required periodic reports with the SEC for a period of twelve months or to otherwise comply with eligibility requirements has made the Company ineligible to use a Registration Statement on Form S-3. While it is ineligible, the Company may use a Registration Statement on Form S-1, but may find raising capital to be more expensive and, if the SEC reviews any Registration Statement on Form S-1 of the Company, subject to delay.

CDO tests

In addition to the covenants under the Company’s secured bank facilities, four of the seven CDOs issued by the Company contain compliance tests which, if violated, could trigger a diversion of cash flows from the Company to bondholders of the CDOs. The Company’s three CDOs designated as its high yield (“HY”) series do not have any compliance tests. The chart below is a summary of the Company’s CDO compliance tests as of September 30, 2009.

Cash Flow Triggers	CDO I	CDO II	CDO III	Euro CDO
Overcollateralization
Current	125.9%	126.0%	118.4%	80.5%
Trigger	115.6%	113.2%	108.9%	116.4%
Pass/Fail	Pass	Pass	Pass	Fail
Interest Coverage/ Interest Reinvestment
Current	206.5%	168.8%	305.3%	80.5%
Trigger	108.0%	117.0%	111.0%	116.4%
Pass/Fail	Pass	Pass	Pass	Fail

Collateral Quality Tests	CDO I	CDO II	CDO III	Euro CDO
Weighted Average Life Test
Current	N/A	N/A	N/A	3.25
Trigger	N/A	N/A	N/A	7.25
Pass/Fail	N/A	N/A	N/A	Pass
Minimum Weighted Average Recovery Rate Test				Moody’s
Current	N/A	N/A	N/A	25.1%
Trigger	N/A	N/A	N/A	18.0%
Pass/Fail	N/A	N/A	N/A	Pass
Vector Model Test				Fitch
Pass/Fail	N/A	N/A	N/A	Fail
Weighted Average Rating Factor Test				Moody’s
Current	N/A	N/A	N/A	2385
Trigger	N/A	N/A	N/A	2740
Pass/Fail	N/A	N/A	N/A	Pass

Because the failures of Anthracite Euro CRE CDO 2006-1’s (“Euro CDO”) overcollateralization tests were not cured by the May 15, 2009 payment date, any cash flows that remained after the payment of interest to the Class A and Class B senior notes were utilized to pay down the principal of the Class A notes. This redirection of cash flows will continue until the failures of the Class A through Class D overcollateralization tests are cured.

Additionally, the Euro CDO failed its interest coverage test for its preferred shares, which are held by the Company. This test is calculated in the same manner as the Class E overcollateralization test. Since the Euro CDO’s preferred shares are pledged to one of the Company’s secured bank lenders, the cash flow available to pay down the lender’s outstanding balance has been reduced.

The chart below summarizes the cash flows received from the fourth quarter 2008 through the third quarter of 2009 from the Company’s retained CDO bonds.

	4Q 2008	1Q 2009	2Q 2009	3Q 2009
CDO I	$1,615	$1,524	$2,062	$1,215
CDO II	1,029	652	1,174	622
CDO III	1,000	617	956	911
CDO HY1	1,106	1,580	719	168
CDO HY2	1,756	1,989	1,945	1,649
CDO HY3	3,583	4,243	3,074	2,238
Euro CDO	3,248	4,503	—	—

Total	$13,336	$15,108	$9,930	$6,803

Commercial Real Estate Loans

The Company did not record any additional provisions for specific loan losses for the three months ended September 30, 2009. The Company also reduced the general provision by $4,308. The general loan loss provision methodology is more fully described in the Company’s 2008 Annual Report on Form 10-K for the year ended December 31, 2008.

A summary of the changes in the Company’s reserve for loan losses is as follows:

	General	Specific	Total
Reserve for loan losses, June 30, 2009 (including accrued interest of $2,347)	$44,710	$228,618	$273,328
Reserve for loan losses- specific	—	—	—

Reserve for loan losses- general	(5,532)	—	(5,532)

Provision for loan losses for three months ended September 30, 2009	(5,532)	—	(5,532)

Charge-off*		(24,217)	(24,217)

Foreign currency gain	1,223	3,042	4,265

Reserve for loan losses, September 30, 2009 (including accrued interest of $2,187)	$40,401	$207,443	$247,844

*	For the three months ended September 30, 2009, the Company incurred a charge-off of $24,217 related to a realized loss on one loan.

The Company’s formula-based general reserve calculation (as more fully described in the Company’s 2008 Annual Report on Form 10-K for the year ended December 31, 2008) resulted in a decrease of $5,532 for the general loan loss provision for the three months ended September 30, 2009.

The general reserve of $40,401 represents approximately 6% of the carrying value of the loans against which the Company has not specifically reserved. The specific reserve of $207,443 represents approximately 77% of carrying value of ten specific loans.

The chart below summarizes the outstanding principal balance, carrying value, and loan loss reserves for the commercial real estate loans held directly by the Company at September 30, 2009.

	Outstanding Principal Balance	Carrying Value	Loan Loss Reserve	Net Carrying Value
Retail	$309,088	$300,800	$(7,453)	$293,347
Office	227,716	224,213	(39,593)	184,620
Multifamily	165,092	164,826	(124,264)	40,562
Various	124,073	121,334	(32,760)	88,574
Storage	71,978	71,870	—	71,870
Hotel	14,346	13,777	—	13,777
Industrial	12,307	12,266	—	12,266
Other	3,989	3,941	—	3,941

	$928,589	$913,027	$(204,070)*	$708,957

General loan loss reserve				(40,401)

Net Carrying Value				$668,556

*	Excludes $2,187 of accrued interest and $1,186 of loan related expenses.

Earnings from Equity Investments

Also included in commercial real estate loans are the Company’s investments in Carbon Capital, Inc. (“Carbon I”) and Carbon Capital II, Inc. (“Carbon II” and together with Carbon I, the “Carbon Funds”), which are managed by the Company’s manager. For the quarters ended September 30, 2009 and 2008, respectively, the Company recorded losses of $(2,624) and income of $1,972 for the Carbon Funds. The investment periods for the Carbon Funds have expired and no new portfolio additions are expected.

The Company’s investments in the Carbon Funds were as follows:

	September 30, 2009	December 31, 2008
Carbon I	$1,710	$1,713
Carbon II	17,850	39,158

	$19,560	$40,871

Carbon II recorded a provision for loan losses of $3,095 for the three months ended September 30, 2009 which includes a net decrease of a general provision of $325 and a provision of $2,770 related to two loans with an aggregate principal balance of $14,438. The loans are in various stages of resolution and due to the estimated fair value of the underlying collateral being below the principal balance of the loans, Carbon II does not believe the full collectability of the loans is probable. The Company incurs its share of Carbon II’s operating results through its approximately 26% ownership interest in Carbon II.

Commercial Real Estate Securities

The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS (“Controlling Class CMBS”). The Company owns Controlling Class CMBS issued in 1998, 1999 and 2001 through 2007.

The Company did not acquire any additional Controlling Class CMBS trusts during the third quarter of 2009. At September 30, 2009, the Company owned 39 Controlling Class CMBS trusts with an aggregate underlying loan principal balance of $56,106,168. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 5.6% at September 30, 2009, compared with 5.2% at June 30, 2009.

The chart below summarizes the par, weighted average coupon, market value, adjusted purchase price and third quarter 2009 estimated loss assumptions for the Company’s U.S. dollar denominated Controlling Class CMBS:

Vintage	Par	Weighted Average Coupon	Market Value	Adjusted Purchase Price(1)	Estimated Collateral Losses
1998	$260,667	6.1%	$145,979	$139,919	$136,256
1999	7,604	6.9	3,802	3,173	13,989
2001	34,790	6.1	18,121	28,862	13,610
2002	2,300	5.7	1,245	2,268	20,428
2003	78,209	4.9	25,884	49,452	55,142
2004	75,445	5.1	11,991	11,216	196,498
2005	213,362	5.0	9,957	26,422	353,214
2006	452,099	5.2	31,043	39,289	395,274
2007	678,641	5.2	48,143	54,122	1,111,893

Total	$1,803,117	5.3%	$296,165	$354,723	$2,296,304

(1)	Adjusted purchase price is inclusive of mark-to-market losses taken since purchase

During the three months ended September 30, 2009, no securities of the Company’s Controlling Class CMBS were upgraded and 66 securities in 16 Controlling Class CMBS were downgraded by at least one rating agency. Additionally, at least one rating agency upgraded two of the Company’s non-Controlling Class commercial real estate securities and downgraded 15.

Summary of Commercial Real Estate Assets

A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at September 30, 2009 is as follows:

	Commercial Real Estate Securities(2)		Commercial Real Estate Loans (1)		Commercial Real Estate Equity		Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets		Total Commercial Real Estate Assets (USD)	% of Total
USD		$765,239		$204,752		—	$939,646		$1,909,637	$1,909,637	76.6%
GBP		£3,429		£43,580		—	—		£47,009	75,183	3.0%
EUR		€17,108		€290,921		—	—		€308,029	450,247	18.1%

CAD	C$	60,290	C$	6,272		—	—	C$	66,562	62,018	2.5%

JPY		¥374,580		—		—	—		¥374,580	4,184	0.2%

CHF		—	CHF	23,848		—	—	CHF	23,848	22,982	0.9%

INR		—		—	Rs	446,931	—	Rs	446,931	9,350	0.4%

General loan loss reserve		—		$(40,401)		—	—		$(40,401)	(40,401)	(1.7)%

Total USD Equivalent		$856,088		$688,116		$9,350	$939,646		$2,493,200	$2,493,200	100.0%

(1)	Includes the carrying value of the Company's investment in AHR JV of $448 at December 31, 2008.
(2)	Includes the carrying value of the Company's investments in the Carbon Funds of $40,871 and AHR International JV of $28,199 at December 31, 2008. In January 2009, in connection with the amendment and extension of the Company's secured bank facility with Morgan Stanley, the Company transferred its entire interest in Anthracite International JV's sole investment, an investment in non-U.S. commercial mortgage loan, to AHR MS, which then posted the asset as additional collateral under the facility.

As of January 2009, the Company substantially reduced the use of various currency instruments to hedge the capital portion of its foreign currency risk. The Company reduced the use of such instruments in an effort to avoid cash outlays caused by the requirement to mark these instruments to market. The Company has been primarily focused on preserving cash to pay down secured bank lenders and maintaining these hedges creates unpredictable cash flows as currency values move in relation to each other.

Book Value Per Share

The chart below is a comparison of book value per share at September 30, 2009 and December 31, 2008.

	9/30/2009	12/31/2008
Total Stockholders’ Equity	$490,361	$572,131 *
Less:
Series C Preferred Stock Liquidation Value	(57,500)	(57,500)
Series D Preferred Stock Liquidation Value	(86,250)	(86,250)
Preferred Dividends in Arrears**	(12,206)	—

Common Equity	$334,405	$428,381
Common Shares Outstanding	93,951,522	78,371,715
Book Value per Share	$3.56	$5.46

*	On January 1, 2009, the Company adopted ASC 470-20 (formerly FSP APB 14-1), which superseded ASC 825-10 (formerly FAS 159) with respect to the Company's fair valuing its convertible debt and decreased the Company's GAAP book value by $45,361, or $0.58 per share. The impact of adopting ASC 470-20 is outlined in the Company's Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2009.
**	The Company elected not to declare any of the specified dividends on its three series of preferred stock during 2009. At September 30, 2009, $12,206 of preferred dividends were in arrears. These dividends in arrears are included as part of dividends on preferred stock on the consolidated statements of operations since they represent a claim on earnings superior to common stockholders. These dividends in arrears have not been accrued as dividends payable since they have not been declared.

Reconciliation of Operating Earnings (Deficit) Per Share to Net Income (Loss) Available to Common Stockholders Per Share (Table 1)

The table below reconciles Operating Earnings with diluted net income available to common stockholders:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating earnings available to common stockholders	$0.03	$0.32	$0.17	$0.93
Net realized and change in unrealized gain (loss)	(0.69)	(0.19)	(0.73)	0.86
Incentive fee attributable to other gains	—	—	—	(0.13)
Net foreign currency gain (loss) and hedge ineffectiveness	0.09	0.09	0.15	(0.04)
Provision for loan loss	0.06	(0.25)	(1.23)	(0.55)

Diluted net income (loss) available to common stockholders	$(0.51)	$(0.03)	$(1.64)	$1.07

The Company considers its Operating Earnings to be net income after operating expenses, income taxes and preferred dividends but before net realized and change in unrealized gain (loss), incentive fees attributable to other income (loss), dedesignation of derivative instruments, net foreign currency gain (loss), hedge ineffectiveness and provision for loan losses. The Company believes Operating Earnings to be an effective indicator of the Company's profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions.

This release, including the reconciliation of Operating Earnings with net income available to common stockholders, is also available on the News section of the Company's website at www.anthracitecapital.com.

Earnings Conference Call

The Company will host a conference call on November 10, 2009 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in Anthracite's third quarter earnings teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. and reference the Anthracite Teleconference Call (number 39786858). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Tuesday, November 10, 2009, and ending at midnight on Tuesday, November 17, 2009. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 39786858.

About Anthracite

Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc.

(“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.435 trillion in global assets under management at September 30, 2009. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements

This release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) as a result of its liquidity position, current commercial real estate market conditions and the uncertainty relating to its ability to meet covenants in restructured agreements, substantial doubt about the Company’s ability to continue as a going concern; (2)the Company’s ability to meet its liquidity requirements to continue to fund its operations, including its ability to renew its existing secured credit facilities or obtain additional sources of financing, to meet amortization payments under the facilities and to service debt (including interest payment obligations not paid when originally due); (3) the Company’s ability to obtain amendments and waivers in the event that a secured bank lender terminates a facility before the maturity date or events of default occur under the Company’s debt obligations due to a covenant breach or otherwise; (4) the Company’s ability to maintain listing on the NYSE; (5) the introduction, withdrawal, success and timing of business initiatives and strategies; (6) changes in political, economic or industry conditions, the interest rate environment, financial and capital markets or otherwise, which could result in changes in the value of the Company’s assets and liabilities, including net realized and unrealized gains or losses, and could adversely affect the Company’s operating results; (7) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (the “Manager”), the Company’s Manager; (8) the impact of increased competition; (9) the impact of future acquisitions or divestitures; (10) the unfavorable resolution of legal proceedings; (11) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to the Company or the Manager; (12) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and the Company; (13) the ability of the Manager to attract and retain highly talented professionals; (14) fluctuations in foreign currency exchange rates; and (15) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2008 and Anthracite’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this release.

Anthracite Capital, Inc. and Subsidiaries

Consolidated Statements of Financial Condition (Unaudited)

(dollar amounts in thousands)

	September 30, 2009		December 31, 2008
ASSETS
Cash and cash equivalents		$297		$9,686
Restricted cash equivalents		38,939		23,982
RMBS		11		787
Commercial mortgage loan pools	$939,646		$1,022,105
Commercial real estate securities	856,087		935,963
Commercial real estate loans, (net of loan loss reserve of $244,271 and $164,282 in 2009 and 2008)	688,117		823,777
Commercial real estate	9,350		9,350

Total commercial real estate		2,493,200		2,791,195
Derivative instruments, at estimated fair value		26,463		929,632
Other assets (includes $31 and $384 at estimated fair value in 2009 and 2008)		42,215		73,766

Total Assets		$2,601,125		$3,829,048

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Short-term borrowings:
Secured by pledge of commercial real estate securities	$228,361		$308,123
Secured by pledge of commercial mortgage loan pools	4,584		4,584
Secured by pledge of commercial real estate loans	152,090		167,625

Total short-term borrowings		385,035		$480,332
Long-term borrowings:
Collateralized debt obligations (at estimated fair value)	544,015		564,661
Secured by pledge of commercial mortgage loan pools	918,452		999,804
Senior unsecured notes (at estimated fair value)	14,040		18,411
Junior unsecured notes (at estimated fair value)	14,073		5,726
Junior subordinated notes to subsidiary trust issuing preferred securities (at estimated fair value)	1,030		12,643
Convertible senior unsecured notes	35,766		72,000

Total long-term borrowings		1,527,376		1,673,245

Total borrowings		1,912,411		2,153,577
Distributions payable		—		3,019
Derivative instruments, at estimated fair value		92,199		1,018,927
Other liabilities		59,680		34,920

Total Liabilities		2,064,290		3,210,443

12% Series E-1 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,237		23,237
12% Series E-2 Cumulative Convertible Redeemable Preferred Stock, liquidation preference $23,375		23,237		23,237

Stockholders’ Equity:
Preferred Stock, 100,000,000 shares authorized;
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,259		83,259
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
93,951,522 and 78,371,715 shares issued and outstanding in 2009 and 2008		94		78
Additional paid-in capital		810,236		797,372
Distributions in excess of earnings		(451,915)		(331,613)
Accumulated other comprehensive loss		(6,748)		(32,400)

Total Stockholders’ Equity		490,361		572,131

Total Liabilities and Stockholders’ Equity		$2,601,125		$3,829,048

Anthracite Capital, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Operating Portfolio
Income:
Commercial real estate securities	$35,533	$53,374	$129,667	156,171
Commercial mortgage loan pools	9,901	12,779	30,249	38,445
Commercial real estate loans	12,571	22,674	41,837	69,506
Income (loss) from equity investments	(2,604)	3,067	(21,294)	2,510
Cash and RMBS	226	571	723	2,630

Total Income	55,627	92,465	181,182	269,262

Expenses:
Interest expense:
Short-term borrowings	6,549	9,560	19,969	29,471
Collateralized debt obligations	19,829	26,048	61,676	77,197
Commercial mortgage loan pools	9,965	12,089	30,259	36479
Senior unsecured notes	3,089	3,072	9,280	9,146
Convertible senior notes	2,420	2,874	8,007	8,501
Junior unsecured notes	2,223	1,434	3,965	4,204
Junior subordinated notes	323	3,354	3,162	9,949
General and administrative expense	2,318	2,025	11,284	5,706
Management fee	1,817	3,050	5,901	9,286
Incentive fee	—	—	—	1,963
Incentive fee – stock based	185	382	490	1,426

Total Expenses	48,718	63,888	153,993	193,328

Income from the Operating Portfolio	6,909	28,577	27,189	75,934

Other income (loss):
Net realized and change in unrealized gain (loss)	(58,820)	(13,931)	(51,154)	69,918
Incentive fee attributable to other gains	—	—	—	(9,916)
Dedesignation of derivative instruments	—	—	(7,840)	—
Provision for loan loss	5,532	(18,752)	(98,999)	(43,942)
Foreign currency gain (loss)	7,585	7,273	11,946	(2,913)
Hedge ineffectiveness	—	(770)	64	533

Total other income (loss)	(45,703)	(26,180)	(145,983)	13,680

Net Income (loss)	(38,794)	2,397	(118,794)	89,614

Dividends on preferred stock	(4,656)	(4,529)	(13,714)	(12,738)

Net Income (Loss) available to Common Stockholders	$(43,450)	$(2,132)	$(132,508)	$76,876

Operating Earnings:
Income from the Operating Portfolio	$6,909	$28,577	$27,187	75,934
Dividends on preferred stock	(4,656)	(4,529)	(13,714)	(12,738)

Net Operating Earnings	$2,253	$24,048	$13,473	$63,196

Operating Earnings available to Common Stockholders per share:
Basic	$0.03	$0.32	$0.17	$0.95
Diluted	$0.03	$0.32	$0.17	$0.93

Net Income (loss) available to Common Stockholders per share:
Basic	$(0.51)	$(0.03)	$(1.64)	$1.11
Diluted	$(0.51)	$(0.03)	$(1.64)	$1.07

Weighted average number of shares outstanding:
Basic	84,840,171	74,365,259	80,777,805	69,099,689
Diluted	84,840,171	74,365,259	80,777,805	81,724,651
Dividend declared per share of Common Stock	$—	$0.31	$—	$0.92

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS PER SHARE *

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the nine Months Ended September 30,
	2009**	2008	2009**	2008
Numerator:
Numerator for basic earnings per share	$(43,450)	$(2,132)	$(132,508)	$76,876
Interest expense on convertible senior notes	—	—	—	7,066
Dividends on Series E convertible preferred stock	—	—	—	3,343

Numerator for diluted earnings per share	$(43,450)	$(2,312)	$(132,508)	$87,285

Denominator:
Denominator for basic earnings per share—weighted average common shares outstanding	84,840,171	74,365,259	80,777,805	69,099,689
Assumed conversion of convertible senior notes	—	—	—	7,416,680
Assumed conversion of Series E convertible preferred stock	—	—	—	4,952,748
Dilutive effect of stock based incentive fee	—	—	—	255,534

Denominator for diluted earnings per share—weighted average common shares outstanding and common stock equivalents outstanding	84,840,171	74,365,259	80,777,805	81,724,651

Basic net income (loss) per weighted average common share:	$(0.51)	$(0.03)	$(1.64)	$1.11

Diluted net income (loss) per weighted average common share and common share equivalents:	$(0.51)	$(0.03)	$(1.64)	$1.07

*	Convertible senior notes and Series E-1 and Series E-2 convertible preferred stock were anti-dilutive for 2009.
**	The Company elected not to declare any of the specified dividends on its three series of preferred stock during 2009. For the three and nine months ended September 30, 2009, $4,656 and $12,206 of preferred dividends were in arrears. These dividends in arrears are included as part of dividends on preferred stock on the consolidated statements of operations since they represent a claim on earnings superior to common stockholders. These dividends in arrears have not been accrued as dividends payable since they have not been declared.